Evolus Strengthens Balance Sheet with Refinancing; Reducing Cost of Capital and Expanding Financial Flexibility

Refinanced Existing Credit Facility Drawing $150 Million at Close with $100 Million of Strategic Incremental Capacity

NEWPORT BEACH, Calif., May 5, 2025 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced it has entered into an amended and restated credit facility, replacing its existing $125 million credit agreement with a new $250 million credit facility with funds managed by Pharmakon Advisors, LP.

Highlights of the new facility include:

•Lowered Interest Rate: Reduced borrowing cost by 350 basis points (bps) based on current interest rates. The facility will mature five years from the funding date. Interest will be paid quarterly using the 3-month SOFR plus 5.00% per annum.
•Improved Structure & Financial Flexibility: Converted from an amortizing structure to a bullet maturity payment, with significantly reduced pre-payment fees, avoided any pre-payment fees from the existing facility, and additional consideration of 1% of the drawn value for the new facility, making it a cost-effective agreement.
•Increased Capital Availability: Added $100 Million of discretionary incremental capacity with a senior secured term loan of up to $250 million in three tranches, with $150 million being drawn upon the execution of the agreement. At its discretion, Evolus may draw up to two additional tranches of $50 million each through December 31, 2026. These second and third tranches are available with no additional performance conditions or financial covenants.

“As a multi-product performance beauty company, Evolus continues to outperform the market and we remain focused on delivering exceptional results while creating long-term value for our shareholders,” said David Moatazedi, President and Chief Executive Officer of Evolus. “Although already fully funded to sustained profitability and cash generation, this refinancing improves current cash generation and gives access to additional capacity with minimal fees.”

As a result of entering into this refinancing, which matures five years from funding, Evolus will no longer be required to make principal payments in 2026. The refinancing significantly reduces interest expense and enhances financial flexibility and access to capital as compared to the previous agreement with more favorable terms overall. It reinforces Evolus’ ability to generate cash and manage its capital structure efficiently while providing additional working capital flexibility to support continued commercial momentum and strategic initiatives.

“Our partnership with Pharmakon over the past three years has been key to supporting Evolus’ growth and we are happy to continue this incredibly productive relationship,” said Sandra Beaver, Chief Financial Officer of Evolus. “We are also very pleased to be able to execute this non-dilutive transaction in today’s market environment with Pharmakon. Through a competitive process, we secured favorable terms with our current lender, eliminated exit fees from the existing facility, and closed the refinancing in a very efficient manner.”

A Form 8-K outlining the full terms of the new credit facility was filed today with the Securities and Exchange Commission. Leerink Partners acted as exclusive financial advisor to Evolus.

About Evolus, Inc.

Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics anchored by our flagship products: Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, and Evolysse™, a collection of unique injectable hyaluronic acid (HA) gels. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to the anticipated benefits of the new credit facility, the company’s financial outlook, and the company’s expectations for achieving profitability and cash generation.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ Hyaluronic Acid (HA) gels in the U.S. and Estyme ® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse™ or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse™ HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2025. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel:  248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com